Exhibit 3.43

ARTICLES OF INCORPORATION

OF

PALM ACQUISITION CORP.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Palm Acquisition Corp.

The name of the Corporation is Palm Acquisition Corp.

ARTICLE II

Nature of Business

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE III

Existence

The Corporation shall have perpetual existence.

ARTICLE IV

Shares

Section 4.1. Number. The total number of shares which the Corporation is authorized to issue is ten thousand (10,000) shares.

Section 4.2. Classes. There shall be one (1) class of shares of the Corporation, which class shall be designated as “Common Shares” and shall have the same rights, preferences, limitations and restrictions.

Section 4.3. Relative Rights, Preferences, Limitations and Restrictions of Shares. The Common Shares shall have all of the rights accorded to shares under the Act, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution. The Board of Directors may create one or more series of Common Shares and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of any such series before the issuance of shares of that series, by amendment of these Articles of Incorporation in the manner provided in the Act.

Section 4.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE V

Registered Office and Registered Agent

Section 5.1. Registered Office. The street address of the Corporation’s initial registered office is Airport Industrial Park, Warsaw, Indiana 46580. The mailing address of the Corporation’s office is P.O. Box 587, Warsaw, IN 46581-0587.

Section 5.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Daniel P. Hann.

ARTICLE VI

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address

Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VII

Board of Directors

Section 7.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

2

Section 7.2. Initial Board of Directors. The names and addresses of the initial directors of the Corporation are:

Name	Address

Dane A. Miller, Ph.D.	P.O. Box 587, Warsaw, IN 46581-0587

Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

Gregory D. Hartman	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VIII

Indemnification

Section 8.1. Rights of Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedure and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under the Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 8.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to the directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article

3

irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 8.3. Definitions. For purposes of this Article:

(a)	The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)	The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court cost, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c)	The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d)	The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e)	The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

4

IN WITNESS WHEREOF, the undersigned incorporator designated in Article VI executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 16th day of August, 1999.

/s/ Daniel P. Hann
Daniel P. Hann, Incorporator

This instrument was prepared by Daniel P. Hann, Attorney at Law, P.O. Box 587, Warsaw, IN 46581-0587.

5

ARTICLES OF MERGER

OF

IMPLANT INNOVATIONS INTERNATIONAL CORPORATION

INTO

PALM ACQUISITION CORP.

The undersigned, Palm Acquisition Corp., an Indiana corporation (the “Surviving Corporation”), desiring to effect a merger of Implant Innovations International Corporation, a Delaware corporation (the “Merging Corporation”), with and into the Surviving Corporation pursuant to and in compliance with the provisions of the Indiana Business Corporation Law, as amended (the “Act”), and acting by its duly authorized officer, hereby sets forth the following facts:

ARTICLE I

Surviving Corporation

A. The Surviving Corporation’s name was Palm Acquisition Corp.

B. The Surviving Corporation’s name has been changed as a result of the merger. As of the effective date set forth in Article IV, the Surviving Corporation’s name shall be Implant Innovations Holding Corporation.

C. The Surviving Corporation is an Indiana corporation.

ARTICLE II

Merging Corporation

A. The Merging Corporation’s name is Implant Innovations International Corporation.

B. The Merging Corporation is a Delaware corporation.

ARTICLE III

Agreement of Merger

The Plan of Merger of Implant Innovations International Corporation into Palm Acquisition Corp. (the “Plan”) is set forth as “Exhibit A” to these Articles of Merger.

ARTICLE IV

Effective Date

The merger shall become effective at 12:01 a.m. Eastern Standard Time on the date following the date on which Articles/Certificates of Merger have been filed with both the Indiana Secretary of State and the Delaware Secretary of State.

ARTICLE V

Manner of Adoption and Vote

The Plan was approved by the Merging Corporation and the Surviving Corporation as follows:

A. Action by Shareholders of Merging Corporation: On December 15, 1999, the shareholders of the Merging Corporation adopted resolutions approving the Plan. The number of shares entitled to vote in respect of the Plan and the number of shares held by the shareholders of the Merging Corporation that were voted in factor of and against the Plan are set forth below. The number of votes cast in favor of the Plan by each voting group was sufficient to approve the Plan by that voting group:

Designation	Shares Outstanding and Entitled to Vote	Shares Voted in Favor of the Plan	Shares Voted Against Plan
Series A Cumulative Convertible Preferred Stock	776,788	776,788	0
Class A Common Stock	6,646,967	6,646,967	0

B. Action by Shareholders of Surviving Corporation: On December 7, 1999, the shareholder of the Surviving Corporation adopted resolutions approving the Plan. The number of shares entitled to vote in respect of the Plan and the number of shares held by the shareholder of the Surviving Corporation that were voted in favor of and against the Plan are set forth below. The number of votes cast in favor of the Plan by each voting group was sufficient to approve the Plan by that voting group:

Designation	Shares Outstanding and Entitled to Vote	Shares Voted in Favor of the Plan	Shares Voted Against Plan
Common Shares	100	100	None

C. Compliance with Legal Requirements. The Plan was adopted in accordance with the provisions of the Act.

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer, acting for and on behalf of such corporation, as of this 15th day of December, 1999.

PALM ACQUISITION CORP.

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

Exhibit A

PLAN OF MERGER

of

IMPLANT INNOVATIONS INTERNATIONAL CORPORATION

into

PALM ACQUISITION CORP.

1.	The names of each corporation planning to merge are:

Palm Acquisition Corp., an Indiana corporation (the “Surviving Corporation”)

Implant Innovations International Corporation, a Delaware corporation (the “Merging Corporation”)

2.	The corporation surviving the merger is Palm Acquisition Corp., the name of which is hereby changed to Implant Innovations Holding Corporation.

3.	Under the terms of the merger as set forth in the Agreement and Plan of Merger dated as of August 28, 1999 (the “Merger Agreement”), each of the outstanding common or common equivalent shares of the Merging Corporation shall be converted into .5693 Common Shares of Biomet, Inc., an Indiana corporation and the owner of all of the outstanding shares of Surviving Corporation, at the effective time of the Merger and the separate corporate existence of the Merging Corporation shall cease.

4.	Except as described in Section 2 herein, the Articles of Incorporation and Bylaws of the Surviving Corporation shall not change as a result of the merger.

APPLICATION FOR REINSTATEMENT State Form 4180 (R10/1-03) / 111 Approved by the State Board of Accounts 1995	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

Indiana Code 23-1-46-3 (for profit corporation)
Indiana Code 23-17-23-3 (not-for-profit corporation)

Application must include the following:

1.	Certificate of Clearance: Issued by the Indiana Department of Revenue

2.	Corporate Reports and Fees: Please call our information line to learn what reports are due (317) 232-6576 or log onto the web site at www.sos.in gov.

a.	Up to and including 1995, Annual Reports filed every year.

Annual Report fee $15.00

b.	Beginning with 1996, Biennial Reports filed every two years.

Biennial Report fee $30.00

Corporations incorporated in an even year, file every even year.

Corporations incorporated in an odd year, file every odd year.

c.	Nonprofit corporations file Annual Reports every year.

Nonprofit Corporate Report fee $10.00

3.	Restatement filing fee: $30.00 plus business entity report fee.

THIS APPLICATION CANNOT BE ACCEPTED WITHOUT A CERTIFICATE OF CLEARANCE FOR REINSTATEMENT FROM THE INDIANA DEPARTMENT OF REVENUE.

SECTION I - CORPORATE INFORMATION

Name of corporation		Date of incorporation

Implant Innovations Holding Corporation		8/17/1999

Effective date of administrative dissolution

6/18/2003

SECTION II - AFFIDAVIT OF CORPORATE OFFICER OF DIRECTOR

The undersigned, being at least one of the principal officers or a director of the above-named corporation deposes and says:

A. that the grounds for dissolution did not exist or have been eliminated, and;

B. that the Corporation’s name satisfies the requirements of Indiana Code 23-1-23-1, or Indiana Code 23-17-5-1.

IN WITNESS WHEREOF, the undersigned being the Assistant Secretary of said corporation executes this application and

                                                                                                      Title

verifies, subject to penalties of perjury, that the statements contrained herein are true, this 19 day of February, 2007.

Signature	Printed name

/s/ Jacqueline K. Huber	Jacqueline K. Huber

Indiana Department of Revenue

Certificate of Clearance

for Reinstatement

AD-190 (R1/1-03)

State Form #50111

IMPLANT INNOVATIONS HOLDING CORPORATION 56 E BELL DR WARSAW, IN 46582	Federal ID# 352088040
TID# 0125422334
To: Todd Rokita Secretary of State	Date Issued (Valid for 60 days) 02/01/2007
Corporations Division

The corporation named above has filed with the Department of State Revenue an affidavit, Form AD-19, disclosing that the corporation is applying for a Certificate of Reinstatement from the Secretary of State, and requesting a Certificate of Clearance from this Department stating all taxes and fees owed by the corporation have been paid.

An examination of the corporation’s existing accounts for listed taxes and fees required to be administered or collected by the Department has determined that all taxes, fees, interest, and penalties due have been paid or satisfied. Execution of this document does not preclude the Department from future examination and adjustment of the corporation’s Indiana tax accounts for any period.

This Certificate of Clearance shall be null and void sixty (60) days after its date of issue.

/s/ John Eckart
John Eckart, Commissioner Indiana Department of Revenue

/s/ Jay Grossman
Jay Grossman, Deputy Administrator Compliance Division

By:	/s/ Illegible

Instructions to the corporation:

This notice is the signed original. You are to include this certification along with the other documents constituting your Application for Reinstatement (SF4160). Do Not Mail this certificate separately to the Secretary of State unless you are so directed.

INDIANA BUSINESS ENTITY REPORT State Form 48725 (R/ 8-00) Approved by State Board of Accounts, 1988 Prescribed by Sue Anne Gilroy, Secretary of State	PRESORTED FIRST CLASS MAIL U.S. POSTAGE PAID INDIANAPOLIS, IN PERMIT NO. 2682
INSTRUCTIONS:

1. Complete sections A-H. (Section H is located on the back of the form.) 2. Make check payable to the Indiana Secretary of State. 3. Mail form and check to P.O. Box 7097, Indianapolis, IN 46207

A. All entity types must complete this section.

Current entity name and principal office address Implant Innovations Holding Corporation 56 E. Bell Drive Warsaw, IN 46582	Please make changes to any address here.

B. All entity types must complete this section.

Current filing year: 2005-2006	Past filing years reported on this form: 2001-2006
C. All entity types must complete this section.

Date of Incorporation / Qualification / Formation 8/17/1999	Domicile State Indiana
D. All entity types must complete this section. Please check the appropriate type for your corporate entity.

☐ Business Corporation ☐ Professional Corporation ☐ Non profit Corporation ☐ Ag Coop ☐ Limited Liability Company
E. All entity types must complete this section. A P.O. box is not an acceptable address unless accompanied by a rural route number.

Current registered agent and registered address Bradley J.Tandy 56 E. Bell Drive Warsaw, IN 46582	Please make changes to agent and address here.
F. All entity types except LLCs complete this section.

Current President or highest officer and address Steve Schelss 56 E. Bell Drive Warsaw, IN 46582	Please make changes to officer and address here.

Current Secretary or other officer and address Edward G. Sabin 56 E. Bell Drive Warsaw, IN 46582	Please make changes to officer and address here.
G. Must be signed by a corporate officer, chairman of the board or by a member or manager of an LLC.
/s/ Jacqueline K. Huber
This document is signed under the penalties of perjury. (If fee is blank, check the fee schedule on back.) TOTAL FEES DUE:
$90.00
Please make check payable to Indiana Secretary of State. DO NOT DETACH THIS RETURN

H.	All entity types except LLCs complete this section.

Directors: Please list the name and address of current director(s). (Attach additional sheets if necessary)

Name of Director	Street Address	City	State	ZIP Code

Daniel P. Hann	56 E. Bell Drive	Warsaw	IN	46582

Garry L. England	56 E. Bell Drive	Warsaw	In	46582

Gregory D. Hartman	56 E. Bell Drive	Warsaw	IN	46582

Fee Schedule:

Domestic Corporations

All Indiana / domestic corporations must file a biennial report with the Secretary of State. The fee is $30.00 for a two-year registration. The report is due in the anniversary month of incorporation. Corporations incorporated in an even year will need to file every even year beginning in 1996. Corporations incorporated in an odd year will need to file every odd year beginning in 1997. For all domestic corporations any reports due prior to 1996 were filed on an annual basis with a fee of $15.00 per year.

Foreign Corporations

All foreign / non-Indiana corporations must file a biennial report with the Secretary of State. The fee is $30.00 for a two-year registration. The report is due in the anniversary month of qualification in Indiana. Corporations qualified in an odd year will need to file every odd year beginning in 1997. Corporations qualified in an even year will need to file every even year beginning in

1998.	For all foreign corporations any reports due prior to 1997 were filed on an annual basis with a fee of $15.00.

Limited Liability Companies (domestic and foreign)

All limited liability companies (LLC) must file a biennial report with the Secretary of State. The fee is $30.00 for a two-year registration. The report is due in the anniversary month of organization or qualification in Indiana. LLCs organized in an odd year will need to file every odd year beginning in 1997. LLCs qualified in an even year will need to file every even year beginning in 1998. For all LLCs any reports due prior to 1997 were filed on an annual basis with a fee of $15.00.

Non-profit Corporations

All non-profit corporations (domestic and foreign) must file annual reports in the anniversary month of incorporation. The filing fee is $10.00 per year.

Limited Liability Partnerships and Limited Partnerships

Do not file corporate reports.

INSTRUCTIONS

1.	Please TYPE or PRINT.

2.	Please complete ALL sections (A-H).

3.	This document must contain an original signature.

4.	Include check or money order for filing fee payable to “Indiana Secretary of State”.

5.	Make a photocopy of the completed form for your records.

6.	Mail this form to: Indiana Secretary of State

P.O. Box 7097

Indianapolis, IN 46207

	ARTICLES OF ENTITY CONVERSION: Conversion of a Corporation into a Limited Liability Company State Form 51576 (1-04) Approved by State Board of Accounts, 2004	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington Street, Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments Present original and one copy to the address in upper right corner of this form. Please TYPE or PRINT. Please visit our office on the web to www.sos.in.gov.	Indiana Code 23-1-18-3 FILING FEE: $30.00

ARTICLES OF CONVERSION OF Implant Innovations Holding Corporation
(hereinafter “Non-surviving Corporation”)

INTO Implant Innovations Holdings, LLC
(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.	Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11 and Indiana Code 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic information that must be included in the Plan of Entity Conversion: (please refer to Indiana Code
23-1-38.5-12 for a more complete listing of requirements before submitting the plan).

•	A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;

•	The terms and conditions of the conversion;

•

The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and

•	The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.

•

If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b.	Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature    /s/Bradley J. Tandy                             Printed Name  Bradley J. Tandy        Title  Assistant Secretary

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a.	The name of Non-surviving Corporation Immediately before filing these Articles of Entity Conversion is the following:
Implant Innovations Holding Corporation

b.	The date on which Non-surviving Corporation was incorporated in the State of indiana is the following: August 17, 1999

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.	The name of Surviving LLC is the following:

Implant Innovations Holdings, LLC

•	(Please note pursuant to Indiana Code 23-16-2-8, this name must include the words “Limited Liability Company”, “L.L.C.”, or LLC”).

•	(If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b.	The address of Surviving LLC’s Principal Office is the following:

Street Address	City	State	Zip Code
56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Area

Bradley J. Tandy
Address of Registered Office (street or building)	City		Zip Code
56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE V - JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1: JURISDICTION

Please state the Jurisdiction in which Surviving LLC will be organized and governed. Indiana

SECTION 2: CHARTER SURRENDER ((Please complete this section only if Surviving LLC is organized outside of Indiana).

If the jurisdiction stated above if not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”

Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:

1.	The name of Non-surviving Corporation;

2.	A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a Jurisdiction other than the State of Indiana;

3.	A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

4.	The jurisdiction under which the Surviving LLC will be organized; and

5.	The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC;

☐	The latest date upon which Surviving LLC is to dissolve is_________________________, OR

☑	Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by: ☐ The members of Surviving LLC, OR

                                                            ☑ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 27th day of February, 2008.

Signature	Printed Name

/s/ Bradley J. Tandy	Bradley J. Tandy
Title Assistant Secretary

EXHIBIT A

PLAN OF ENTITY CONVERSION OF IMPLANT INNOVATIONS HOLDING CORP.

WHEREAS, Implant Innovations Holding Corporation, an Indiana corporation, desires to convert its business entity status from a corporation to a limited liability company and hereby agrees as follows:

1.	The name of the business entity prior to the conversion is: Implant Innovations Holding Corporation (“Innovations”) and is a corporation duly organized under the laws of the State of Indiana on August 17, 1999.

2.	The name of the business entity after the conversion shall be Implant Innovations Holdings, LLC and will be a limited liability company duly organized under the laws of the State of Indiana (the “Converted Entity”).

3.	The conversion shall become effective on February 29, 2008 (the “Effective Date”).

4.	On the Effective Date, the Articles of Incorporation and Bylaws of Innovations shall cease to exist. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Indiana.

5.	The persons who are members of the Board of Directors and officers of Innovations immediately prior to the Effective Date shall, after the Effective Date, be the members of the Board of Managers and officers of the Converted Entity.

6.	On the Effective Date, by virtue of the conversion and without any action on the part of the holder of Innovations’ common stock, each share of common stock of Innovations which is held immediately prior to the Effective Date by Biomet, Inc., shall be converted and reclassified into one unit of the Converted Entity.

7.	On and after the Effective Date, for all purposes of the laws of Indiana, the Converted Entity shall be considered (i) to be an Indiana limited liability company, (ii) to be the same entity, without interruption, as Innovations prior to the Effective Date and (iii) to have been formed on August 17, 1999, the date that Innovations was originally incorporated.

8.	On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of Innovations and all obligations belonging to or due to Innovations, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of Innovations; any claim existing, or action or proceeding pending, by or against Innovations may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place; or the Converted Entity may be substituted in its place; and all the rights of creditors of Innovations shall be preserved unimpaired.